Exhibit 10.3

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

WARNING: BY EXECUTING AND RETURNING THIS AGREEMENT, YOU ARE REPRESENTING AND WARRANTING THAT YOU HAVE CONSULTED YOUR OWN LEGAL AND TAX ADVISORS WITH RESPECT TO THIS AGREEMENT AND THE TAX AND OTHER LEGAL RAMIFICATIONS OF A SALE OF THE INTEREST OF THE PROPERTY.

This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (“Agreement”) is made and effective as of the date Buyer executes this Agreement (“Effective Date”), by and between The GC Net Lease (Carlsbad) Investors, LLC, a Delaware limited liability company (“Buyer”), and the parties described in Exhibit D attached hereto and by this reference made a part hereof, each a Delaware limited liability company (each a “Seller” and collectively, “Seller”), with reference to the facts set forth below. All terms with initial capital letters not otherwise defined herein shall have the meanings set forth in Exhibit B herein.

RECITALS

Sellers, in a tenancy-in-common ownership structure, previously purchased the land and improvements consisting of a certain office, research and development facility located at 5781 Van Allen Way, Carlsbad, California (legally described in Exhibit “A” attached hereto and incorporated by reference herein), which includes the land and improvements, together with all appurtenant easements, rights, and privileges, used or useful or connected with the beneficial use and enjoyment of the land and improvements, including, without limitation, all intellectual and intangible rights associated therewith and all of Seller’s right, title and interest in the Lease and any contracts, guarantees, licenses, approvals, permits, names, marks, and intellectual property, all the foregoing being hereinafter collectively referred to herein as the “Property”;

Sellers desire to sell an undivided interest in the Property to Buyer and Buyer desires to buy an undivided interest in the Property from Sellers on the terms and conditions set forth in this Agreement;

The Property is subject to the Loan and Buyer shall acquire the Property subject to the Loan;

Buyer is offering Sellers the opportunity to enter into a so-called “721 Exchange” transaction for all or a portion of their respective equity interest in the Property, whereby participating Sellers will receive Units of limited partnership interests in The GC Net Lease REIT Operating Partnership, L.P., a Delaware limited partnership (in lieu of receiving the Cash Portion of the compensation contemplated herein) for their equity interest in the Property (“Exchange Option”). Such offering for the Exchange Option is made pursuant to and in accordance with the terms and conditions set forth in the Contribution Agreement and any ancillary documentation entered into with respect thereto, the Prospectus dated November 6, 2009 (“Prospectus”), as modified by Supplement 14 dated January 20, 2011 to the Prospectus dated November 6, 2009 (the “Supplement”), together with the Confidential Supplemental Offering Memorandum dated March 9, 2011 (“Offering Memorandum”). The Contribution Agreement, Prospectus, Supplement and the Offering Memorandum are herein collectively referred to as the “Offering Materials”.

Concurrently, Buyer and Sellers are entering into various Transaction Documents in connection with the transactions contemplated herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.	Agreement of Purchase and Sale.

1.1. Recitals. The Recitals to this Agreement are hereby incorporated by referenced as though fully set forth herein.

1.2 Purchase, Sale and Purchase Price. In consideration of the covenants herein contained, Sellers hereby agree to sell, and Buyer hereby agrees to purchase, the percentage interest in the Property of each Seller as such percentage interest is indicated in Exhibit D opposite each Seller’s name (“Buyer’s Interest”) at a purchase price (“Purchase Price”) in an aggregate amount approximately equal to $56,000,000 of which a portion shall be Cash (“Cash Portion”) paid into the escrow created by this Agreement (“Escrow”), or alternatively, if and to the extent a Seller has elected to participate in the Exchange Option, in lieu of the Cash Portion of the Purchase Price as to which any Seller has elected to apply to the Exchange Option, Seller shall receive Units of limited partnership interests. Any remainder of the Purchase Price shall be paid through the assumption of each Seller’s prorata portion of the Loan at the balance of the Loan existing as of the Closing Date.

1.3. Payment. Buyer shall pay the Purchase Price as follows:

1.3.1 Cash Portion of the Purchase Price. Subject to Section 1.3.3 below, Buyer shall deposit an amount equal to the Cash Portion of the Purchase Price, and plus the amount, if any, required of Buyer under Section 4 or any other provision of this Agreement, in immediately available funds, at the close of Escrow.

1.3.2 Units Received in Connection with Exchange Option. To the extent any Seller is participating in the Exchange Option, Units of limited partnership interests as evidenced by the Contribution Agreement(s) entered into in connection with the Exchange Option, and pursuant to the terms of the Partnership Agreement of the Partnership.

1.3.3. Note and Mortgage/Deed of Trust . With respect to the remaining balance of the Purchase Price (“Loan Portion”), Buyer shall assume, or take title subject to, the Loan, at the close of Escrow.

1.4 Buyer’s Deliveries. Buyer shall execute, acknowledge (where appropriate) and deposit into Escrow (i) this Agreement, (ii) the Transaction Documents, to the extent Buyer is a party thereto, (iii) including, without limitation, the Loan Assumption Documents and (iii) such other documents as may be required by the Lender or the Escrow Agent (as identified in the signature page hereto).

1.5. Buyer’s Right to Examine. Buyer shall have the right, at all times prior to closing of the transactions contemplated herein, to examine any operating files maintained by Seller’s agent in connection with the Loan, leasing, operation and maintenance of the Property.

2. Opening and Close of Escrow.

2.1        Opening of Escrow. Upon execution of this Agreement by all parties, Buyer shall open Escrow by depositing with the Escrow Agent a fully executed original of this Agreement for use as escrow instructions. The Escrow Agent shall execute the Consent of Escrow Agent at the end of this Agreement and deliver a fully executed consent to Buyer. Buyer shall in turn, provide a fully executed copy of this Agreement to Seller. Buyer and Sellers agree to execute additional escrow instructions not inconsistent with the terms of this Agreement reasonably required by the Escrow Agent. If there is any inconsistency between the provisions of any such additional escrow instructions and this Agreement as to Buyer’s and Seller’s transactions, the provisions of this Agreement shall control.

2.2        Seller’s Deliveries. Prior to the close of Escrow, each Seller shall execute, acknowledge (where appropriate) and deposit into Escrow applicable certificates regarding federal and state withholding taxes and a grant deed, limited warranty deed or other appropriate transfer document (“Grant Deed”), in form as approved by Buyer, conveying title to Buyer, along with the Loan Assumption Documents, the Transaction Documents to the extent Seller is a party thereto, and such other documents and agreements as Buyer or Lender shall reasonably require in connection with the Closing of the transactions contemplated herein.

2.3        Close of Escrow. Escrow shall close on or before the date (the “Closing Date”) upon which Buyer determines that (x) all Sellers which currently own the Property are prepared to close the respective transactions applicable to each (i) by filing for record the Grant Deed, recording the Termination Agreements for the Tenants in Common Agreement and Call Agreement, and the Loan Assumption Documents, delivery of the termination of Asset Management Agreement, Consent of each Seller to the sale of the Property and such other such documents as may be necessary to procure Buyer’s Title Policy (as defined below), and (ii) delivering funds and documents as set forth in Section 5 WHEN AND ONLY WHEN (a) all funds and instruments required pursuant to Sections 1 and 2 have been delivered to the Escrow Agent; and (b) each of the conditions set forth in Section 3 has been, or upon such closing shall be, satisfied or waived as provided for in Section 3; (y) Lender has approved the closing of the Loan Assumption; provided, however, that Buyer may extend the Closing Date for such additional periods as required to effect the closing so long as Buyer is diligently proceeding with the close of Escrow as of the Closing Date; and (z) Buyer has satisfied all conditions of any other lender providing funds to Buyer for purposes of consummating the acquisition of the interest of all Sellers’ in the Property. Escrow Agent is authorized to close escrow only if and when: (i) Escrow Agent has received all items required to be delivered pursuant to the terms hereof; and (ii) Title Company can and will issue a single Title Policy for all of the Property owned by Sellers.

2.4        Failure to Close. If this Agreement is terminated as a result of a failure of the Buyer’s Condition (i) Buyer and Sellers shall promptly execute and deliver any cancellation instructions reasonably requested by the Escrow Agent; (ii) Buyer and Sellers shall be released from their obligations under this Agreement, other than any obligations of the parties that survive the termination of this Agreement. If all conditions to the close of Escrow have been satisfied or waived by the Closing Date, as extended at the option of Buyer, as contemplated herein, and Buyer fails to close Escrow, Seller, as its sole remedy, shall be entitled to terminate this Agreement and, upon such termination, Buyer and Sellers shall be released from all obligations under this Agreement.

2.5        Real Estate Reporting Person. If an to the extent applicable, Escrow Agent is designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transactions contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement(s) to Sellers as required under the aforementioned statute and regulation.

3.	Conditions to Closing.

3.1        Closing Conditions. This Agreement and the obligations of the parties hereunder are subject to satisfaction or waiver (by the party in whose favor the condition precedent has been established) of all the conditions precedent set forth below.

3.1.1.        Review of Preliminary Report. Prior to the date hereof, Buyer will receive from Escrow a Title Report (as defined below) to review and retain for their records. If any new exceptions to title appear of record prior to the Closing Date, the Escrow Agent shall deliver to Buyer a supplemental report (“Supplemental Report”) issued by the Title Company. If Buyer objects to any items on the Title Report or Supplemental Report that will not be removed at closing within three (3) days of receipt of either report, Buyer must notify the Escrow Agent in writing. If any additional items appear that are not the result of an act, omission or negligence of Sellers, then Buyer’s only remedy is to terminate Escrow and, if Buyer does not so elect to terminate Escrow, Buyer shall be deemed to have consented to any such new exceptions to title. If Buyer delivers notice of its election to terminate pursuant to this Section 3.1.1, then this Agreement shall terminate and Buyer shall have no further obligation to Seller hereunder.

3.1.2.    Title Insurance. Sellers shall provide a new title policy to Buyer conveying title to one hundred percent (100%) of the Property subject only to the Permitted Exceptions, as hereinafter defined (“Title Policy”), in an amount that is not less than the amount of the Purchase Price, or such increased amount as Buyer shall desire, insuring title to Buyer’s Interest. Buyer shall take title to the Property subject to the exceptions (as approved by Buyer, in its sole discretion) (the “Permitted Exceptions”). At Buyer’s election, the Title Company must be prepared to irrevocably and unconditionally committed to issue at closing one (1) title insurance policy to Buyer for the fee simple interest all of the Sellers of the Property (in lieu of separate policies from each tenant in common owner of the Property constituting Sellers), insuring title subject only to such exceptions as Buyer has expressly approved, and with such endorsements as Buyer may reasonably require.

3.1.3.    Approval of Loan Assumption. Lender shall have approved Buyer’s assumption of the Loan with respect to Buyer’s Interest, and the interest of all Sellers being acquired simultaneously.

3.1.4.    Buyer’s Condition. Anything contained in this Agreement to the contrary notwithstanding, Buyer’s agreement to acquire the Property is expressly subject to and contingent upon Buyer being able to complete the acquisition of a one hundred percent fee simple (100%) interest in the Property from all of the Sellers currently holding title, upon such terms and conditions as are acceptable to Buyer in its sole and absolute discretion (including, without limitation, obtaining and funding financing on terms acceptable to Buyer, in its sole discretion) (“Buyer’s Condition”). Sellers acknowledge that such condition involves consummating numerous tax-deferred exchanges pursuant to Section 721 of the Internal Revenue Code and acquisition of the remainder of the Property from parties that are not exchanging, or are exchanging in part and selling the remainder of their interest to Buyer. Accordingly Buyer shall have no obligation to close the transaction unless and until all of such sales, exchanges and partial sale/partial exchanges occur simultaneously, and upon such terms and conditions as are acceptable to Buyer and Lender in their respective sole discretion. If Buyer determines, in its sole and absolute discretion, that closing is unlikely to occur, Buyer may terminate this Agreement at any time.

3.1.5.    Estoppel. If required by Lender, Buyer shall have received, at least three (3) days prior to closing, an executed estoppel certificate from the tenant of the property, in form satisfactory to Lender.

3.1.6    Seller’s Representations/ No Default. Each and every representation and warranty of Seller set forth herein shall be true, correct and complete as of the Closing Date, and Seller shall not be in default under any, and shall have otherwise performed in full all, of its obligations to be performed by Seller under this Agreement as of the Closing Date, including, without limitation, delivering all of the documents contemplated herein. Sellers shall not have filed any (or have had filed against it or any of them) any proceeding in bankruptcy, receivership or any similar proceeding.

3.1.7    No Transfer of Interest. Except to the extent permitted herein, prior to the Closing Date, Sellers have not and shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein or in the entity which constitutes a constituent entity of, or party in, any Seller.

3.2        Failure of Conditions Precedent. The Conditions to Closing set forth herein are for Buyer’s benefit and may only be waived by Buyer, provided that no such waiver shall be deemed effective unless made in writing and signed by Buyer. In addition, Buyer may terminate this Agreement at any time if the tenant of the Property elects to exercise its purchase option under the Lease, and by its execution hereof, Seller acknowledges and consents to the assignment of the purchase option to Buyer. This consent by Seller shall survive the termination of this Agreement.

4.	Fees and Costs.

4.1        Buyer’s Fees and Costs. Buyer will pay (i) the Escrow Agent’s fee attributable to the closing of the Loan assumption (ii) all document recording charges, (iii) the cost of the Title Policy and any title endorsements Buyer or Lender requests to the Title Policy, (iv) any assumption fee charged by the Lender up to 1% of the loan amount assumed, along with loan processing fees, escrow coordinating and Lender legal fees, and (v) city/county documentary transfer tax or similar charge in the amount the Escrow Agent determines to be required by law, but only to the extent the same exceeds the aggregate sum of Sixty Two Thousand Five Hundred and 00/100 Dollars ($62,500), such excess to be determined and paid ratably over all Sellers based on percentage of ownership of fee simple interest. If Escrow fails to close due to Buyer’s Default under this Agreement, Buyer shall pay all escrow cancellation and title charges.

4.2        Seller’s Fees and Costs. Each Seller shall pay (i) the cost of Escrow Agent’s fee attributable to the sale of such Seller’s fee simple interest in the Property; (ii) city/county documentary transfer tax or similar charges in the amount the Escrow Agent determines to be required by law (ratably by percentage of ownership percentage of ownership interest, up to a maximum of Sixty Two Thousand Five Hundred and 00/100 Dollars($62,500.00)), and (iii) in the event any Seller elects to enter into a so-called “1031 exchange” transaction, any additional escrow cost imposed on the Seller so electing by the Escrow Agent in connection therewith.

4.3        Legal Costs. Each party shall bear the expense of its own counsel.

5.	Distribution of Funds and Documents.

5.1        Deposit of Funds. After Opening of Escrow, all Cash, if any, received hereunder by the Escrow Agent shall be held until the close of Escrow and kept on deposit with other escrow funds in the Escrow Agent’s general escrow account(s), in any state or national bank, and may be transferred to any other such general escrow account(s).

5.2        Disbursements. At the close of Escrow, the Escrow Agent will deliver or wire transfer (i) to each Seller, or their respective order, the allocable amount of the Cash Portion of the Purchase Price (based on each Seller’s respective ownership percentage and reduced by any portion allocated to (a) the Exchange Option) and (b) disposition fees and commissions paid to securities broker dealers or fees paid to investment advisors engaged by any Seller if Seller has elected to participate in the Exchange Option, plus or minus any proration or other credits to which the parties will be entitled hereunder (such credits and prorations to consist solely of the rental payment due from the tenant of the Property and debt service payments), and (ii) to Buyer, or order, any excess funds theretofore delivered to the Escrow Agent by Buyer. All other disbursements by the Escrow Agent shall be made by checks of the Escrow Agent. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs, proration shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three-hundred-sixty-five (365) days per year, provided, however, no prorations shall be made for direct expense items paid by the tenant of the property. Insurance shall not be prorated. Except as expressly set forth in this Agreement, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period after Closing will for the account of Buyer. The balance of any operating reserve held by Seller’s agent may be distributed through the Escrow on a prorata basis, provided any Seller receiving such distribution through escrow hereby represents and warrants that it is the authorized party entitled to such distribution and shall indemnify, defend and hold harmless Buyer from any claims with respect thereto. The provisions of this Section 12 shall survive closing.

5.3        Recorded Documents. The Escrow Agent will cause the County Recorder to mail the Grant Deed and any other recorded document, after recordation, to Buyer. The Escrow Agent will, at the close of Escrow, deliver to each Seller, as the same pertains to its interest, a copy (conformed to show recording date) of its Grant Deed and each document recorded to clear title to place title in the condition required by the Agreement.

5.4        Unrecorded Documents. At the close of Escrow, the Escrow Agent will deliver by United States mail (or will hold for personal pickup, if requested) each unrecorded document received hereunder by the Escrow Agent to the payee or person (i) acquiring rights under such document, or (ii) for whose benefit such document was acquired.

6.          Default. If Escrow fails to close due to Buyer’s Default, each Seller’s sole remedy shall be to terminate this agreement. If Escrow fails to close due to Seller’s default, or if any of Seller’s covenants, representations, or warranties are not true and correct as of Closing, then Buyer, in addition to any other right or remedy at law or in equity, shall be entitled to specific performance of Seller’s obligation to convey the Property.

7.	Buyer Representations and Warranties.

7.1        No Concern of the Escrow Agent. The Escrow Agent shall have no concern with, or liability or responsibility for, this Section.

7.2        Purchase As-Is. BUYER REPRESENTS AND WARRANTS THAT IT IS RELYING SOLELY ON ITS OWN INSPECTIONS, INVESTIGATIONS AND ANALYSES OF THE PROPERTY IN ENTERING INTO THIS AGREEMENT AND BUYER IS NOT RELYING IN ANY WAY ON ANY REPRESENTATIONS, STATEMENTS, AGREEMENTS, WARRANTIES, STUDIES, REPORTS, DESCRIPTIONS, GUIDELINES OR OTHER INFORMATION OR MATERIAL FURNISHED BY SELLERS OR THEIR REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESS (EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN) OR IMPLIED OF ANY NATURE WHATSOEVER REGARDING ANY SUCH MATTERS AND IS BUYING BUYER’S INTEREST IN AN “AS-IS” CONDITION. BUYER IS A SOPHISTICATED, EXPERIENCED INVESTOR AND WILL RELY ENTIRELY ON ITS REVIEW OF THE PROPERTY. BUYER ACKNOWLEDGES THAT SELLERS HAVE LIMITED KNOWLEDGE REGARDING THE CONDITION OF THE PROPERTY. ANYTHING TO THE CONTARY CONTAINED HEREIN NOTWITHSTANDING, THE FOREGOING SHALL NOT RELIEVE SELLERS OF LIABILITY FOR ANY BREACH OF ANY COVENANT, REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH HEREIN.

8.          Seller Representations and Warranties. Each Seller hereby represents and warrants to Buyer that the following are true and correct on the date of this Agreement, and shall be true and correct as of the Closing Date.

8.1.        Interest Free and Clear. Sellers represent and warrant that the Property will be conveyed to Buyer free and clear of any lien or encumbrance except (i) such items Buyer indicates are approved on the Title Report or Supplemental Title Report; (ii) the Loan and the Loan Assumption Documents, and that except for the Loan, Buyer has not encumbered its interest in the Property (or in the entity which owns the Property). The party executing this Agreement or any other agreement contemplated under this agreement on behalf of each Seller represents and warrants that it/he/she is authorized to execute and deliver this Agreement and no consent or approval of any other party is required in connection with the transactions contemplated herein. No Seller has filed nor to any Seller’s knowledge, been the subject of any filing of a petition under federal bankruptcy law or any federal or state insolvency laws or laws for compromise of indebtedness or for the reorganization of debtors, nor has any Seller transferred its interest, or any underlying interest in Seller, in contravention of any law, ordinance, covenant, agreement, representation or warranty including without limitation, the Loan Documents. The execution and delivery of this Agreement and the consummation of the transactions set forth herein have been authorized pursuant to all requisite limited liability company or other action and will not violate (i) any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to any Seller or the articles of organization, certificate of formation, operating agreement, limited liability company agreement, or any other organizational document of Sellers (or those of any constituent entity of Seller) or (ii) result in a breach of or constitute a default under any indenture, agreement, lease or instrument to which any Seller is a party or by which the Property may be bound or affected. Each Seller consents to the transfer and conveyance of the undivided interest of the other Sellers in the Property to Buyer and waives any rights under the Tenants in Common Agreement and related documents, including, without limitation, the Call Agreement, entered into in connection therewith or in connection with any of the transactions contemplated by this Agreement, including, without limitation, any restrictions on transfer, buy/sell rights, rights of appraisal, piggyback rights or rights of first offer or first refusal and any notice requirements in connection therewith or otherwise.

8.2.        Authority To Transact. Each Seller is validly organized and in good standing and authorized to business in the State of California. Each Seller, which for purposes of this Section 8.2 includes its partners, members, stockholders, trustees, and any other constituent entities or persons, overseers, trustees, shareholders, and senior executive officers) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Department of Treasury Office of Foreign Asset Control at its official website, http://www.treas.gove/ofac/t11 or any replacement website or other replacement official publication of such list, and to each Seller’s actual knowledge, none of the partners, members, principal stockholders and any other constituent entities or persons of such Seller have been designated as a “specifically designated national and blocked person” on the most current list of published by the U.S. Department of Treasury Office of Foreign Asset Control at its official website, http://www.treas.gove/ofac/t11 or any replacement website or other replacement official publication of such list; and Seller is not in violation of compliance with the regulations of the Office of Foreign Asset Control of the Department of Treasury and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or any other governmental action relating thereto.

8.3         Binding Agreement. This Agreement is, and all the documents executed by Sellers which are to be delivered to Buyer at the Closing, will be, duly authorized, executed and delivered by Sellers, and Sellers have consented to the sale of the Property and waived any right of first refusal, option to purchase, or other rights associated with the tenancy in common form of ownership. The obligations contained in this Agreement are and will be legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms (except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other similar principles affecting creditor’s rights). To each Seller’s actual knowledge, there is no threatened claim or litigation that arises out of Seller’s ownership or sale of the Property which might adversely affect the Property, the use thereof, or Seller’s ability to perform its obligations hereunder.

8.1.2      Indemnity. Each and every representation and warranty of Sellers set forth herein shall be true, correct and complete in all respects as of the Closing Date. Each Seller hereby agrees to indemnify, defend and hold harmless Buyer and all of its limited partners, general partners, officers, directors, affiliates and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of such Seller’s failure to fulfill all of the terms and conditions of this Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents such Seller has furnished to any of the foregoing in connection with the transactions described herein. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Buyer, or any of its members, managers, officers, directors, affiliates or advisors defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents that Buyer has furnished to any of the foregoing in connection with this transaction.

8.2.        Compliance. Within five (5) days after receipt of a written request from Buyer, each Seller agrees to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which Buyer or Sellers are subject, and Seller further agrees to execute and deliver such documents and agreement as may reasonably required to close the transactions described herein.

8.3        Survival. The representations and warranties of Sellers set forth herein above shall not merge into any instrument or conveyance delivered at the Closing and shall survive the close of Escrow or termination of this Agreement.

9.	General Provisions.

9.1 Interpretation. The use herein of (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural, whenever the context so requires. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof. All exhibits referred to herein and attached hereto are incorporated by reference. This Agreement, together with the other Transaction Documents, contain the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not be construed to make the parties hereto partners or joint venturers, or to render either party liable for any debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Property to be conveyed as contemplated hereby. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

9.2 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

9.3 Cooperation. Buyer and Sellers acknowledge that it may be necessary to execute documents other than those specifically referred to herein to complete the acquisition of Buyer’s Interest as provided herein. Buyer and each Seller agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete the transaction contemplated herein in accordance with the parties’ intent evidenced in this Agreement. Each Seller acknowledges and agrees that it is hereby granting Buyer the authority to finalize the Loan Assumption Documents and that Seller’s asset manager is authorized to make changes to such documents and to the Transaction Documents and other documents contemplated hereunder as necessary to accomplish the Closing of the Transaction, including, without limitation, the closing statement for the assumption of the Loan, execution deficiencies, updating or inserting figures which must be adjusted by reason of the Closing Date of the transaction being uncertain at the time of the execution hereof, and changes required due to any Seller electing to participate in, or increase or decrease its participation percentage in the Exchange Option.

9.4 Assignment of Rights and Interests. To the extent that Sellers have a right or interest, and to the extent those rights or interests are assignable, each Seller hereby assigns, on a non-exclusive basis, Sellers’ rights and interest in any third party representations, warranties, indemnities and guaranties with respect to the Property. Such third party representations, warranties, indemnities and guaranties to be assigned on a non-exclusive basis may include, without limitation, any and all rights and interests relating to (a) work performed by third parties on or at the Property, and (b) the contracts Sellers (or their asset manager) entered into with respect to the Property. This provision shall survive the close of Escrow.

9.5 Assignment. No Seller shall assign its rights under this Agreement, except to its accommodator and in such case, subject to the conditions set forth herein, without first obtaining Buyer’s written consent, which consent may be withheld in Buyer’s sole and absolute discretion and is subject to the approval of Lender. No such assignment shall operate to release the assignor thereunder from the obligation to perform all obligations of Seller hereunder or a release of any Seller or any guarantor under the Loan from its obligations under the Loan Documents.

9.6 Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be addressed as follows:

If to Sellers, to the

parties listed in Ex. D:

c/o Griffin Capital

2121 Rosecrans Avenue, Suite 3321

El Segundo, California 90245

Tel: (310) 606-5900

If to Buyer, to the address listed under Buyer’s name on the signature page to this Agreement.

Any party may change such address by written notice to the Escrow Agent and the other party. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received (i) upon personal delivery or (ii) as of the third Business Day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the date of receipt after deposit with FedEx or other similar overnight delivery system, specifying receipted delivery.

9.7 Eminent Domain. If, prior to the close of Escrow, all of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain or Sellers receive actual notice of any pending or threatened condemnation proceedings affecting all of the Property, then Buyer may terminate this Agreement without further liability hereunder. In the event of a partial taking of the Property or the threatened partial taking of the Property with respect to which any Seller has received actual notice that materially and adversely affects the ability to operate the Property for the purposes it is currently operated, then Buyer may elect to either (a) terminate this Agreement or (b) purchase the Buyer’s Interest with a reduction in the Purchase Price in an amount equal to the condemnation award actually received by Buyer from the condemning authority with respect to Seller’s Interest. In the event of a threatened taking or a lack of finality of any proceedings to determine the award in an actual taking, Escrow shall close and Sellers shall assign to Buyer its interest in any condemnation award with respect to Buyer’s Interest made by the governmental entity.

9.8 Loss or Damage. Buyer shall have no right to terminate this Agreement in the event of any loss or damage to the Property, provided that Buyer shall have the right to receive an assignment of any insurance proceeds received by Seller with respect to such loss upon the close of Escrow.

9.9 Periods of Time. All time periods referred to in this Agreement include all Saturdays, Sundays and state or United States holidays, unless Business Days are specified, provided that if the date or last date to perform any act or give any notice with respect to this Agreement falls on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding Business Day.

9.10 Counterparts. This Agreement and any other document or agreement executed in connection with the transactions contemplated hereunder may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed fully executed originals. Signature pages to this Agreement (or any other document executed in connection with the transactions contemplated hereunder) may be detached from any copy of the agreement in question without impairing the legal effect of any signatures or notaries thereon, and may be attached to another counterpart of the agreement in question identical in form, but having attached to it additional signature pages.

9.11    Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

9.12    Choice of Law. This Agreement shall be construed and enforced in accordance with internal the laws of the State of California, without regard to conflict of laws principles.

9.13    Third Party Beneficiaries. Buyer and Seller do not intend to benefit any party (including any other Tenants in Common) that is not a party to this Agreement and no such party shall be deemed to be a third party beneficiary of this Agreement or any provision hereof.

9.14    Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such fact shall in no way affect the validity or enforceability of the other portions of this Agreement.

9.15    Binding Agreement. Subject to any limitation on assignment set forth herein, all terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

9.16    ARBITRATION OF DISPUTES.

9.16.1 ALL CLAIMS SUBJECT TO ARBITRATION. ANY DISPUTE, CONTROVERSY OR OTHER CLAIM ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY AMENDMENT THEREOF, OR THE BREACH OR INTERPRETATION HEREOF OR THEREOF, SHALL BE DETERMINED AND SETTLED BY BINDING ARBITRATION IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, IN ACCORDANCE WITH THE CALIFORNIA CIVIL CODE AND CODE OF CIVIL PROCEDURE, AND THE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION. THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD OF ITS REASONABLE COSTS AND EXPENSES INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES. ANY AWARD RENDERED THEREIN SHALL BE FINAL AND BINDING ON EACH AND ALL OF THE PARTIES THERETO AND THEIR PERSONAL REPRESENTATIVES, AND JUDGMENT MAY BE ENTERED THEREON IN ANY COURT OF COMPETENT JURISDICTION.

9.16.2 WAIVER OF LEGAL RIGHTS. BY INITIALING IN THE SPACE BELOW, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS ARTICLE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED UNDER CALIFORNIA LAW AND THAT THEY ARE WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER EXECUTION OF THIS AGREEMENT AND INITIALING BELOW, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY’S AGREEMENT TO THIS SECTION IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 8 TO NEUTRAL ARBITRATION.

SEE ATTACHED FOR INITIAL BLOCKS

9.17    ACCEPTANCE OR REJECTION OF BUYER’S OFFER. THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OF ANY KIND BY BUYER AND SHALL NOT BIND BUYER UNLESS DULY EXECUTED AND DELIVERED BY BOTH BUYER AND SELLER.

9.18    Broker’s Commission. Seller and Buyer each represent and warrant to the other party that no brokerage, finder’s fee or other compensation is due and payable with respect to the transaction contemplated herein arising out of any action or representation by such party other than (a) the disposition fee payable to Seller’s asset manager, which shall be paid by Seller at its sole cost and expense; and (b) any commission associated with the sale or redeployment of equity in the Property and payable to the party identified in Exhibit C attached hereto and by this reference, made a part hereof

(“Advisor”), which shall be paid by Seller pursuant to separate written agreement. Each of Seller and Purchaser shall indemnify, defend and hold the other party harmless from and against any loss, damages, costs and expenses (including, but not limited to, attorneys’ fee and costs) incurred by such party by reason of any breach or inaccuracy of its representations and warranties contained in this Section 9.18.

9.19    Tax Deferred Exchange Cooperation. Any Seller may elect to exchange the Property for other property in a transaction qualifying under Internal Revenue Code Section 1031. Buyer and Seller agree that Buyer will reasonably cooperate with Seller to effectuate such exchange, at Seller’s sole cost and expense, so long as (a) such electing Seller does not delay the closing of the transactions contemplated herein; and (b) Buyer’s Lender does not disapprove of the same. Any Seller electing to enter into such an exchange agrees to indemnify, defend and hold Buyer harmless for any loss, damage, claim or liability to the extent arising out of Buyer’s agreement to permit performance by an accommodation party. Upon designation of an accommodation party, Buyer shall render performance of all of its obligations to the accommodation party. Assignment of Seller’s obligations hereunder shall be subject to the approval of any lender of Buyer.

9.20    Recordation. This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach to this Agreement, subject, nevertheless, to any statutory reporting requirements of Buyer.

9.21    Attorneys’ Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transactions described herein or the enforcement hereof, or with respect to a breach of a representation or warranty hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term ‘attorneys’ fees’ or ‘attorneys’ fees and costs’ means the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, fees billed for law clerks, paralegals, and other person not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtain in any proceeding. The provisions of this Section 9.21 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

9.22    Further Assurances. Sellers shall promptly (1) cure any defects in the execution and delivery of any documents to be provided in connection with this transaction, (2) provide, and to cause each constituent entity in Seller to provide, Lender and Buyer such additional information and documentation on Sellers and each legal or beneficial owner of Sellers, policies, procedures and sources of funds as Lender deems necessary or prudent to enable Lender to comply with Anti-Money Laundering Laws as now in existence or hereafter amended, and (3) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender or Buyer may reasonably request to correct any omissions in the documents to be provided hereunder, including, without limitation, those needed, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

BUYER:

THE GC NET LEASE (CARLBAD) INVESTORS, LLC

a Delaware limited liability company

By:  Griffin Capital Corporation

Its:   Sole Member

By: /s/ Kevin A. Shields

Name: Kevin A. Shields

Its: CEO

Dated: May 13, 2011 (“Effective Date”)

SELLER:

Griffin Capital (Carlsbad Pointe) Investor 4, LLC, a Delaware limited liability company

By:	/s/ Diane Howard Belding
Diane Howard Belding

Its:	Managing Member

Griffin Capital (Carlsbad Pointe) Investor 6, LLC, a Delaware limited liability company

By:	/s/ Mark A. Rooker
Mark A. Rooker, Managing Member

Griffin Capital (Carlsbad Pointe) Investor 7, LLC, a Delaware limited liability company

By:	/s/ John Crncich
John Crncich, Managing Member

Griffin Capital (Carlsbad Pointe) Investor 8, LLC, a Delaware limited liability company

By:	/s/ Michelle C. Rooker
Michelle C. Rooker

Griffin Capital (Carlsbad Pointe) Investor 9, LLC, a Delaware limited liability company

By:	The Hunt Trust, dated March 18, 1993
Its:	Managing Member

By:	/s/ Steven M. Hunt
Steven M. Hunt, Trustee

By:	/s/ Marilyn B. Hunt
Marilyn B. Hunt, Trustee

Griffin Capital (Carlsbad Pointe) Investor 11, LLC, a Delaware limited liability company

By:	Hunt Trust, dated November 4, 1998
Its:	Managing Member

	By:	/s/ Tyler Hunt
Tyler Hunt, Trustee

	By:	/s/ Patsy Hunt
Patsy Hunt, Trustee

Griffin Capital (Carlsbad Pointe) Investor 13, LLC, a Delaware limited liability company

By:	/s/ Harold B. Garner Jr.
Harold B. Garner Jr.

Its:	Managing Member

Griffin Capital (Carlsbad Pointe) Investor 15, LLC, a Delaware limited liability company

By:	Jackmar Realty Corporation
Its:	Managing Member

	By:	/s/ William Schachter
William Schachter

	Title:	Member

Griffin Capital (Carlsbad Pointe) Investor 16, LLC, a Delaware limited liability company

By:	/s/ Richard G. Tait
Richard G. Tait, Managing Member

Griffin Capital (Carlsbad Pointe) Investor 17, LLC, a Delaware limited liability company

By:	Restated Forsyth Trust, dated September 19, 2000
Its:	Managing Member

	By:	/s/ Gordon Forsyth
Gordon Forsyth, Trustee

	By:	/s/ Veronica Forsyth
Veronica Forsyth, Trustee

Griffin Capital (Carlsbad Pointe) Investor 18, LLC, a Delaware limited liability company

By:	VELO PARTNERS, a California general partnership
Its:	Sole Member

	By:	Sandor Zirulnik and Frances Burgess Trust U/D/T 4/17/06
	Its:	General Partner

		By:	/s/ Sandor P. Zirulnik
Sandor P. Zirulnik, Trustee

		By:	/s/ Frances N. Burgess
Frances N. Burgess, Trustee

	By:	Steve and Jennifer Banker, husband and wife, as community property
	Its:	General Partner

		By:	/s/ Steve Banker
Steve Banker

		By:	/s/ Jennifer Banker
Jennifer Banker

	By:	R/M Sabre Street Associates, LLC, a Delaware limited liability company
	Its:	General Partner

		By:	/s/ Ingrid J.B. Madsen
Ingrid J.B. Madsen, a Manager

		By:	/s/ Victor Rauch
Victor Rauch, a Manager

Griffin Capital (Carlsbad Pointe) Investor 20, LLC, a Delaware limited liability company

By:	The Finberg Trust of 1995, dated April 4, 1995
Its:	Managing Member

	By:	/s/ Roger Finberg
Roger Finberg, Trustee

Griffin Capital (Carlsbad Pointe) Investor 21, LLC, a Delaware limited liability company

By:	The Hans Kruger Trust
Its:	Managing Member

	By:	/s/ Hans Kruger
Hans Kruger, Trustee

Griffin Capital (Carlsbad Pointe) Investor 22, LLC, a Delaware limited liability company

By:	Richard C. and Juanita S. Boulger Revocable Trust
Its:	Managing Member

	By:	/s/ Richard C. Boulger
Richard C. Boulger, Trustee

	By:	/s/ Juanita S. Boulger
Juanita S. Boulger, Trustee

Griffin Capital (Carlsbad Pointe) Investor 23, LLC, a Delaware limited liability company

	By:	/s/ James V. Dusserre
James V. Dusserre, Managing Member

	By:	/s/ Joanne C. Dusserre
Joanne C. Dusserre, Managing Member

Griffin Capital (Carlsbad Pointe) Investor 24, LLC, a Delaware limited liability company

By:	Trust of James Rossi and Noreen Rossi, dated March 4, 1993
Its:	Managing Member

	By:	/s/ James Rossi
James Rossi, Trustee

Griffin Capital (Carlsbad Pointe) Investor 25, LLC, a Delaware limited liability company

By:	2000 Harvey Hunt Duryee and Christine Hawgood Duryee Revocable Trust
Its:	Managing Member

	By:	/s/ Harvey Hunt Duryee
Harvey Hunt Duryee, Trustee

	By:	/s/ Christine Hawgood Duryee
Christine Hawgood Duryee, Trustee

Griffin Capital (Carlsbad Pointe) Investor 26, LLC, a Delaware limited liability company

By:	Windman Declaration of Trust
Its:	Managing Member

	By:	/s/ Murray Windman
Murray Windman, Trustee

	By:	/s/ Pauline Windman
Pauline Windman, Trustee

Griffin Capital (Carlsbad Pointe) Investor 27, LLC, a Delaware limited liability company

By:	/s/ Peter J. Martinelli
Peter J. Martinelli, Managing Member

Griffin Capital (Carlsbad Pointe) Investor 28, LLC, a Delaware limited liability company

By:	/s/ Phillip Steinschreiber
Phillip Steinschreiber, Managing Member

CONSENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under the Agreement and (iii) be bound by the Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to the Agreement unless and until the same shall be accepted by the undersigned in writing.

Dated: May 13, 2011 (the “Opening of Escrow”)

CHICAGO TITLE COMPANY

(“Escrow Agent”)

By:	X

Its:	Escrow Officer